Exhibit 10.1

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is dated as of 18th April, 2017 (“Agreement Date”), by and between (a) ACCUREXA INC. (“Accurexa”), a company incorporated in the Republic of the Marshall Islands (the “Marshall Islands”), whose registered office and principal place of business is situated at MH 96960 Ajeltake Road, Majuro, Marshall Islands; and (b) Medisun Holdings Limited (“Medisun”), a company incorporated in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”, together with Hong Kong, the Macau Special Administrative Region and Taiwan, collectively, the “Greater China”), whose registered office and principal place of business is situated at 25/F., Octa Tower, 8 Lam Chak Street, Kowloon Bay, Hong Kong.

Each of Accurexa and Medisun is referred to herein as a “Party” and collectively, as the “Parties.”

BACKGROUND

A.

Medisun has developed a NK (Natural Killer) cell technology (the “NK cell technology”) for the treatment of cancer.  The NK cell technology is currently clinically used to treat cancer patients at Medisun’s clinical facilities.

B.

Medisun desires to grant a license to Accurexa and Accurexa desires to be granted a license from Medisun for the use of the NK cell technology upon the terms, provisions, and conditions and for the consideration hereinafter set forth.

C.

As at the date of this Agreement, the common stock of Accurexa is listed on the OTCQB market (“OTCQB”) provided and operated by the OTC Markets Group.

D.

The Board of Directors of each of Accurexa and Medisun has determined that it is desirable to enter into this Agreement.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby represent, warrant, covenant, and agree as follows:

ARTICLE 1.
DEFINITIONS AND KEY TERMS

1.1.

License

.  Based upon the representations, warranties, and covenants and subject to the terms, provisions, and conditions contained in this Agreement, at the Closing (as defined below), Medisun hereby grants a non-exclusive licence (the “Licence”) (including access to Medisun’s clinical network facilities in the Greater China) to the Accurexa to use the NK cell technology subject to the conditions set forth herein for 10 years commencing from the date of the Closing (the “Term”) in the United States of America and the Greater China (the “Licensed Region”).  For avoidance of doubt, the Licence shall include the provision of relevant technical advice and support from to time required by Accurexa during the Term.

1.2.

Consideration

.  On the Closing Date (as defined below), Accurexa shall be granted the Licence and in exchange issue and allot to Medisun (and/or its nominee(s) which is/are its subsidiary(ies))

10,000,000 shares of Accurexa’s common stock (the “Consideration Shares”) as sole legal and beneficial owner without any lien or encumbrances.

1.3.

Conditions Precedent

. Closing of this Agreement (the “Closing”) shall be conditional upon the fulfillment of the following conditions (each, a “Condition Precedent”): (a) Accurexa having obtained all necessary approvals to enlarge the authorized share capital of Accurexa to 100,000,000 common stock; (b) Accurexa having obtained all necessary approvals to enter into this Agreement, be granted the Licence and issue and allot the Consideration Shares to Medisun (and/or its nominee(s) which is/are its subsidiary(ies)); (c) the redemption of a convertible note (the “Convertible Note”) in the principal amount of US$20,000 issued to an independent third party (the “CN Holder”) by Accurexa using its internal resources with no more than the total principal amount owed by Accurexa to the CN Holder, i.e. US$20,000; (d) there having been no change (nor any development or event involving a prospective change) which, in the reasonable opinion of Medisun, may have a material adverse effect on the business, operations, assets, liabilities (including contingent liabilities), condition (financial or other), results, prospects or general affairs of Accurexa and/or any of the subsidiaries or associated companies of Accurexa established or acquired by Accurexa since the date of this Agreement (each, a “Material Adverse Change”); and (e) Accurexa has not breached any terms of this Agreement, and the warranties given by Accurexa under Clause 2 of this Agreement shall remain true and accurate and not misleading in any respect.  Accurexa shall use its best endeavor to procure that the Conditions Precedent will be satisfied as soon as practicable and in any event within 14 days from the date of this Agreement or such longer period as Medisun and Accurexa may agree in writing (the “Long Stop Date”).  In the event that any of the Conditions Precedent shall not have been satisfied on or before the Long Stop Date, this Agreement shall terminate automatically and none of the Parties may make any claims against the other Party, save for any antecedent breaches.

1.4.

Closing

.  Provided that all of the Conditions Precedent are fulfilled on or before the Long Stop Date, Closing shall take place at the registered office of Medisun (or such other location as may be agreed by the Parties) at 4:00 p.m. (Hong Kong time) (or such other time as may be agreed by the Parties) on the third business day upon fulfillment of all of the Conditions Precedent (or such other date as may be agreed by the Parties), with the following businesses shall be transacted:

(a)

Accurexa shall deliver to Medisun:

(i)

original share certificate(s) registered in the name of Medisun (and/or its nominee(s) which is/are its subsidiary(ies)) in respect of all the Consideration Shares;

(ii)

a written confirmation in the form specified in Schedule 1 to this Agreement that all of the Conditions Precedent have been duly fulfilled; and

(iii)

a copy of the register of members (or similar instrument) of Accurexa with the name of Medisun (and/or its nominee(s) which is/are its subsidiary(ies)) entered as the registered holder(s) of the Consideration Shares certified by a director of Accurexa as true and complete.

(b)

Medisun shall deliver to Accurexa a written confirmation in the form specified in Schedule 2 to this Agreement.

The transactions above shall take place at the same time unless otherwise expressly provided herein, so that in default of the performance of any such transactions by a Party, the other Party shall not be obliged to complete the Closing (without prejudice to any further legal remedies).

1.5.

Post-Closing Matters

.  It is hereby agreed by the Parties that, upon Closing, so long as Medisun remains as a shareholder of Accurexa holding not less than 30% of the entire issued share capital of Accurexa:

(a)

Medisun may propose to change the name of Accurexa, and Accurexa shall provide all necessary and reasonable assistance to Medisun to complete change of name;

(b)

Medisun may nominate and appoint any person to become directors of Accurexa, and Accurexa shall provide all necessary and reasonable assistance to Medisun to complete such nomination and appointment, subject to the applicable laws and regulations and the constitutional document of Accurexa;

(c)

no subsidiary may be established by Accurexa without the prior written consent of Medisun; and

(d)

no new common stock or shares nor any Share Instruments (as defined below) may be issued or executed by Accurexa without the prior written consent of Medisun.

The rights and obligations in this Clause 1.5 shall be deemed to be repeated on the Closing Date.

1.6.

Termination of the Licence

.  In the occurrence of any of the following events, the Licence shall be automatically terminate:

(a)

the Term as stated in this Agreement has expired (unless the Parties have agreed to renew the term by a separate written agreement); or

(b)

any Parties be ordered to be wound-up or liquidated (or similar procedures), or upon receipt of any petition (or similar document) for winding-up or liquidating any Parties.

In the event that any Party (the “Breaching Party”) has breached any terms of this Agreement, the other Party (the “Innocent Party”) may give written notice to the Breaching Party, and in the event that Breaching Party cannot remedy the breach(es) within 14 days of such notice, the Innocent Party may terminate the Licence.

After the termination of the Licence, Accurexa shall immediately return or destroy all documents and information in relation to the Licence upon demand by Medisun.

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES BY ACCUREXA

Accurexa represents and warrants as follows to Medisun that, as at the Agreement Date and for the period from the Agreement Date to the date of the Closing (both dates inclusive):

2.1.

Organization, Standing and Power.  Accurexa is and shall be duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

2.2.

Authority; Execution and Delivery; Enforceability.  Accurexa has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement (the “Transactions”).  The execution and delivery by Accurexa of this Agreement and the consummation of the Transactions have been duly authorized and approved by its Board of Directors and no other corporate proceedings on the part of any of them are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against Accurexa in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. Accurexa hereby further confirms that there is no applicable laws, regulations and/or trading rules in the United States that this Agreement, the Licence and the issue and allotment of the Consideration Shares under this Agreement would require any specific disclosure and/or action (including but not limited to the requirements for making a general offer to other shareholders of Accurexa), nor trigger a reverse mergers, reverse take overs or similar actions in the United States, and no permission, consent or approval would be required from the government or quasi-government authorities (including but not limited to the Securities and Exchanges Commission and/or the OTCQB).

2.3.

No Conflicts; Consents.  The execution and delivery by Accurexa of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Company .

2.4.

Compliance with Applicable Laws and Licences.  Accurexa has conducted its business and operations in compliance with all applicable Laws, and Accurexa has obtained all required licences, consents, registrations, authorities and permits for operating its businesses, and Accurexa is not aware of any circumstances which may have arisen which may cause such licences, consents, registrations, authorities and permits be revoked or not be renewed.

2.5.

Subsidiaries.  Accurexa has no direct or indirect subsidiaries.

2.6.

Title of the Consideration Shares.  The Consideration Shares shall be duly and validly issued and allotted to Medisun (and/or its nominee(s) which is/are its subsidiary(ies)), fully paid and nonassessable, free and clear of all liens, and when issued and allotted, such Consideration Shares shall be freely transferable.

2.7.

Litigation.  There is no legal proceeding, action, claim, suit, investigation and/or any similar programme (collectively, the “Proceedings”) being involved by Accurexa, and Accurexa is not aware of any circumstances which may have arisen which may cause Accurexa to be involved in such Proceedings.

2.8.

Intellectual Properties.  Accurexa is still owning or being granted the licence(s) to use the intellectual property(ies) as stated in the annual report of Accurexa filed to the Securities and Exchange Commission of the united States pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for the year ended 31 December 2016 (the “Annual Report 2016”).  Save and except the licence(s) and intellectual property(ies) as stated in the Annual Report 2016, there is no other licence(s) and/or intellectual property(ies) owned or granted any licence or right to use by Accurexa. Accurexa is not aware of any circumstances which may have arisen which may adversely affect the ownership of such licence(s) and/or intellectual property(ies).

2.9.

Issue of securities of Accurexa.  Save and except the Convertible Note and as disclosed in the Annual Report 2016, there has not been, or will not be any agreement(s) or such other instrument(s) (collectively, the “Share Instruments”) to be entered into or executed by Accurexa which may involve the issuance or grant of, or agreement to the issuance or grant of, any common stock shares, warrants or other securities or loan capital, option over or right to acquire or convertible into any share or loan capital or redemption of any option of Accurexa.

2.10.

Annual Report 2016.  Save and except as otherwise stated in this Agreement, the Annual Report 2016 shall represent a true and fair view of the status, financial or otherwise, of Accurexa.

2.11.

Taxation.  Accurexa has duly and punctually paid all taxes which it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim for taxes.

2.12.

Indebtedness.  Save and except as disclosed in the Annual Report 2016, Accurexa does not have any other liabilities (whether actual or contingent).  No circumstances events have arisen or occurred such that any person is entitled to payment of any indebtedness before its due date for payment by Accurexa, or take any step to enforce any security for any indebtedness of Accurexa and no person to whom any indebtedness for borrowed money of Accurexa which is payable on demand has demanded or threatened in writing or otherwise to demand repayment of the same.

2.13.

Intellectual Properties.  Accurexa is still owning or being granted the licence(s) to use the intellectual property(ies) as stated in the annual report of Accurexa filed to the Securities and Exchange Commission of the united States pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for the year ended 31 December 2016 (the “Annual Report 2016”).  Save and except the licence(s) and intellectual property(ies) as stated in the Annual Report 2016, there is no other licence(s) and/or intellectual property(ies) owned or granted any licence or right to use by Accurexa. Accurexa is not aware of any circumstances which may have arisen which may adversely affect the ownership of such licence(s) and/or intellectual property(ies).

2.14.

Material Adverse Change.  Since the date of the Annual Report 2016, there has not been any Material Adverse Change, or any development reasonably involve a prospective material adverse change in the financial or trading position of Accurexa, nor any adverse event which may affect the listing status of Accurexa on OTCQB.

2.15.

Company Record.  Accurexa has kept duly made up all requisite minute books, registers, records and these and all other deeds and documents (properly stamped where necessary), belonging to or which ought to be in the possession of Accurexa and its seal and company chops are in its possession.  The minute book of the directors’ meetings of Accurexa contain full and accurate records of all resolutions passed by the directors, and no resolutions have been passed by the directors which are not recorded in the relevant minute book.  All documents requiring to be filed with any government authorities have been duly made up and filed.

2.16.

Independence to Medisun.  Accurexa confirms that, as at the date of this Agreement and until the Closing, Accurexa and their respective ultimate beneficial owners shall be parties independent to Medisun.

2.17.

Constitutional Document.  Accurexa confirms that the constitutional document of Accurexa does not have any unusual or special terms compared to the usual constitutional document of other companies incorporated in Delaware of the United States or Marshall Islands and in Hong Kong.

2.18.

Disclosures to Medisun.  Save and except as disclosed in this Agreement and in the Annual Report 2016, there is no other event (whether it is a Material Adverse Event or not) which has not yet been disclosed by Accurexa to Medisun prior to the entering into of this Agreement which may adversely affect whether Medisun would enter into this Agreement.

The above warranties shall be deemed to be repeated on the Closing Date with reference to the facts and circumstances then subsisting.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES BY MEDISUN

Medisun represents and warrants as follows to Accurexa as at the date of this Agreement:

3.1.

Organization; Authority

.  Medisun is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Medisun of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action, on the part of Medisun.  This Agreement has been duly executed by Medisun, and when delivered by Medisun in accordance with the terms hereof, will constitute the valid and legally binding obligation of Medisun, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

3.2.

Knowledge and Experience. Medisun has such knowledge and experience in financial and business matters so as to be capable of evaluating and understanding, and has evaluated and understood, the merits and risks of licensing the NK cell technology.

ARTICLE 4.
MISCELLANEOUS

4.1.

Fees and Expenses

.  Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, save and except that any fee and cost for issuing and allotting the Consideration Shares as contemplated under this Agreement shall be borne by Accurexa.

4.2.

Confidentiality

. The Parties shall maintain the terms of this Agreement and the Transaction Documents and their existence in strict confidence, save and except the disclosure of which (i) is required by law; or (ii) has obtained the other Party’s prior written consent

4.3.

Time

. Unless otherwise specified in this Agreement, time mentioned in this Agreement shall refer to the time of Hong Kong, and time shall be of the essence in this Agreement.

4.4.

Indemnification

. Both Parties hereby indemnify and hold harmless on demand each other, its holding companies and subsidiaries, and their respective directors, officers, employees, advisers and agents (each, an “indemnified party”) from and against all actions, claims (whether or not any such claim involves or results in any actions or proceedings) and proceedings from time to time threatened or made against, and all liabilities, damages, losses, costs or expenses (including legal fees and expenses) (together “Losses”) suffered or made or incurred (including, without limitation, all Losses suffered or made or incurred arising out of or in connection with the investigation, preparation, defence or settlement of any such actions, claims and proceedings commenced or threatened, or the enforcement of such settlement or any judgment obtained in respect of any such actions, claims and proceedings) and any other Losses whatsoever and howsoever sustained, suffered, made, incurred or payable, by such indemnified party arising out of or in connection with (a) the Licence; (b) the issue and allotment of the Consideration Shares; (c) any breach or alleged breach on the part of Accurexa of any of the provisions of this Agreement or any other Transaction Documents, as applicable; (d) any of the representations, warranties and statements contained in this Agreement or any of the other Transaction Documents, as applicable being untrue, inaccurate, incomplete or misleading in any respect of having been breached; (e) any act or omission of Accurexa in relation to the Licence and/or the issue and allotment of the Consideration Shares; or (f) the issue and allotment of the Consideration Shares being, or being alleged to be, in violation of the requirements of any applicable laws, rules or regulations or any conditions or terms of any approvals in connection therewith.

4.5.

Entire Agreement

. This Agreement contains the entire agreement of the Parties relating to the subject matter hereof.  This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

4.6.

Amendments; Waivers; No Additional Consideration

.  No provision of this Agreement may be waived or amended except in a written instrument signed by Accurexa and Medisun.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right.

4.7.

Construction

.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.  This Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

4.8.

Successors and Assigns

.  This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

4.9.

Professional Advice

.  The Parties to this Agreement have been advised to seek independent professional and legal advice prior to the entering into of this Agreement.  The Parties hereby further acknowledge and confirm that the professional and legal advisors engaged or employed by one Party shall not represent or act for the other Party.

4.10.

Communication

.  Any communication or notice shall be given by letter or fax under this Agreement and/or the Transaction Documents.

In the case of communication and notices to Accurexa:

Address:

MH 96960 Ajeltake Road, Majuro, Marshall Islands

Facsimile number:

+1 929 314 3718

Attention:

The Board of Directors

In the case of communication and notices to Medisun:

Address:

25/F., Octa Tower, 8 Lam Chak Street, Kowloon Bay, Hong Kong

Facsimile number:

+852 2582 0199

Attention:

The Board of Directors

Any such communication or notice shall take effect, in the case of a letter, at the time of delivery, in the case of fax, at the time of dispatch.

4.11.

No Third-Party Beneficiaries

.  This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.  It is hereby expressly stated that the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the laws of Hong Kong) shall not apply in this Agreement.

4.12.

Governing Law

.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the Republic of the Marshall Islands, and the Parties hereby submit to the non-exclusive jurisdiction of the courts of the Republic of the Marshall Islands.

4.13.

Execution

.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.

4.14.

Severability

.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this License Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACCUREXA INC.

By:       /s/ Bryan Lee

Name:  Bryan Lee

Title:    President & CEO

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MEDISUN SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have caused this License Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MEDISUN HOLDINGS LIMITED

By:  /s/ Lisha Huang

Name:  Lisha Huang

Title:    Director

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Schedule 1

(Clause 1.4(a)(ii))

Form of the written confirmation of Accurexa to be delivered to Medisun upon Closing

Date:

Medisun Holdings Limited

25/F., Octa Tower

8 Lam Chak Street

Kowloon Bay

Hong Kong

Attention: The Board of Directors

Dear Sir

Licence agreement (“Agreement”) entered into between Accurexa Inc. and Medisun Holdings Limited dated [*] 2017

We refer to the Agreement.  Unless otherwise stated in this letter, terms used in this letter shall have the meaning as defined in the Agreement.

We hereby write to confirm that:

(a)

we have obtained all necessary approvals to enlarge our authorized share capital to 100,000,000 common stock, and such enlargement has been completed on ______, 2017;

(b)

we have obtained all necessary approvals to enter into the Agreement, be granted the Licence and issue and allot the Consideration Shares to you (and/or your nominee(s));

(c)

the Convertible Note in the principal amount of US$20,000 issued to the CN Holder by us has been duly redeemed in full by us on _______________ 2017 using our internal resources which did not exceed the total principal amount owed by us to the CN Holder, i.e. US$20,000;

(d)

there has not been any Material Adverse Change since the date of the Agreement; and

(e)

we have not breached any terms of the Agreement, and the warranties given by us under clause 2 of the Agreement shall remain true and accurate and not misleading in any respect.

Yours faithfully

For and on behalf of

ACCUREXA INC.

_________________________________

Name:

Position:

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Schedule 2

(Clause 1.4(b))

Form of the written confirmation of Medisun to be delivered to Accurexa upon Closing

Date:

Accurexa Inc.

MH 96960 Ajeltake Road, Majuro

Marshall Islands

Attention: The Board of Directors

Dear Sir

Licence agreement (“Agreement”) entered into between Accurexa Inc. and Medisun Holdings Limited dated [*] 2017

We refer to the Agreement.  Unless otherwise stated in this letter, terms used in this letter shall have the meaning as defined in the Agreement.

We hereby write to confirm that Closing took place on ________________ 2017 (the “Commencement Date”), and the Licence has been duly granted to you with effect from the Commencement Date in the Licensed Region in accordance with the terms of the Agreement.

Yours faithfully

For and on behalf of

MEDISUN HOLDINGS LIMITED

_________________________________

Name:

Position: